Exhibit 99.1

HighPoint Resources Corporation

Class 4 - Notes Claims Master Ballot

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS ACCOMPANYING THIS MASTER BALLOT.

IMPORTANT: NO CHAPTER 11 CASES HAVE BEEN COMMENCED AS OF THE DATE OF THE DISTRIBUTION OF THIS BALLOT. IN THE EVENT THE MINIMUM PARTICIPATION CONDITION AND THE OTHER CONDITIONS FOR THE OUT-OF-COURT RESTRUCTURING ARE NOT SATISFIED OR WAIVED, OR AN IN-COURT RESTRUCTURING IS OTHERWISE NECESSARY OR APPROPRIATE, THE DEBTORS INTEND TO FILE CHAPTER 11 CASES AND SEEK CONFIRMATION OF THE PREPACKAGED PLAN BY THE BANKRUPTCY COURT SHORTLY THEREAFTER AS DESCRIBED IN GREATER DETAIL IN THE ACCOMPANYING PROSPECTUS AND THE DISCLOSURE STATEMENT.

CLASS 4 NOTES CLAIMS
master BALLOT FOR ACCEPTING Or REJECTINg THE
dEBTORS’ Joint PREPACKAGED Chapter 11 Plan OF rEORGANIZATION1

This master ballot (this “Master Ballot”) accompanies the Prospectus of Bonanza Creek Energy, Inc., (“BCEI”) dated December [●], 2020, as may be amended, modified or supplemented (collectively, the “Prospectus”, together with the Disclosure Statement is referred to herein as the “Registration Statement Documents”) sent to brokers, dealers, commercial banks, trust companies, or other agent nominees (each a “Nominee”) of Beneficial Holders2 of Class 4 Notes Claims as of [●] (the “Voting Record Date”) in connection with the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization (as may be amended, modified, or supplemented from time to time in accordance with its terms and including all exhibits or supplements thereto, the “Prepackaged Plan”).3 Nominees should use this Master Ballot to (a) cast votes to accept or reject the Prepackaged Plan and (b) make elections, each on behalf of and in accordance with the ballots cast by the Beneficial Holders holding Class 4 Notes Claims (the “Beneficial Holder Ballots”) through such Nominee.

•	IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT, THE VOTING PROCEDURES, OR ANY OF THE SOLICITATION MATERIALS YOU HAVE RECEIVED, OR YOU NEED TO OBTAIN ADDITIONAL SOLICITATION MATERIALS, PLEASE CONTACT THE DEBTORS’ PROPOSED NOTICE AND VOTING AGENT, EPIQ CORPORATE RESTRUCTURING LLC, (THE “VOTING AGENT”) by (1) emailing Tabulation@epiqglobal.com and refeRENCE “HIGHPOINT MASTER BALLOT” IN THE SUBJECT LINE, (2) CALLING (646) 282-2500 AND ASK TO SPEAK WITH A MEMBER OF THE SOLICITATION TEAM, or (3) writing to the following address: Epiq Corporate Restructuring LLC, 10300 SW Allen Boulevard, Beaverton, OR 97005.

•	PLEASE READ AND FOLLOW THE ENCLOSED VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS MASTER BALLOT.

•	THIS MASTER BALLOT MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT BEFORE 5:00 P.M. EASTERN TIME (3:00 P.M. MOUNTAIN TIME), ON [●] (THE “VOTING DEADLINE”). IF THE VOTING AGENT DOES NOT RECEIVE YOUR MASTER BALLOT BEFORE THE VOTING DEADLINE, AND UNLESS THE DEBTORS DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT, YOUR BENEFICIAL HOLDERS’ VOTES WILL NOT BE COUNTED.

•	NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE ACCOMPANYING REGISTRATION STATEMENT DOCUMENTS OR THE OTHER MATERIALS MAILED WITH THIS MASTER BALLOT.

[1]	The anticipated Debtors in these chapter 11 cases and the last four digits of each such Debtor’s taxpayer identification number are as follows: HighPoint Resources Corporation (0361); HighPoint Operating Corporation (0545); and Fifth Pocket Production, LLC (8360). The location of the Debtors’ principal place of business is 555 17th Street, Suite 3700 Denver, Colorado 8020.

[2]	A “Beneficial Holder” is a beneficial owner of Class 4 Notes Claims whose Claims have not been satisfied prior to the Voting Record Date pursuant to court order or otherwise, as reflected in the records maintained by the Nominees (as defined herein) holding through the Depository Trust Company or other relevant security depository and/or the applicable indenture trustee, as of the Voting Record Date.

[3]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement Documents, or the Prepackaged Plan, as applicable.

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

You must IMMEDIATELY forward the solicitation materials to each Beneficial Holder, including (a) the Beneficial Holder Ballot, (b) the Prepackaged Plan and the Registration Statement Documents (c) a return envelope addressed to you, its Nominee, and (d) clear instructions stating that the Beneficial Holder must return its Beneficial Holder Ballot directly to you in sufficient time to allow you to execute this Master Ballot and return it to the Voting Agent before the Voting Deadline. Upon receipt of completed and executed Beneficial Holder Ballots returned to you by the Beneficial Holders, you must compile and validate each Beneficial Holder’s votes and other relevant information using the customer’s name or account number. You must then execute this Master Ballot and transmit it to the Voting Agent by the Voting Deadline. You must retain such Beneficial Holder Ballots in your files for a period of one (1) year after the Voting Deadline (as you may be ordered to produce the Beneficial Holder Ballots to the Debtors or the Bankruptcy Court). For the avoidance of doubt, you may collect votes from Beneficial Holders using a voter information form, e-mail, telephone or any other customary means used to collect such votes in addition to (or in lieu of the Beneficial Holder Ballot).

NO fees or commissions or other remuneration will be payable to you in your capacity as Nominee for soliciting votes on the proposals related to the Prepackaged Plan. The Debtors will, however, upon written request, reimburse you for customary mailing and handling expenses you incur in forwarding the Beneficial Holder Ballot and other enclosed materials to Beneficial Holders.

This Master Ballot may not be used for any purpose other than for submitting votes with respect to the Prepackaged Plan. Your rights and the rights of Beneficial Holders are described in the accompanying Registration Statement Documents. The Prepackaged Plan, the Registration Statement Documents, and the Beneficial Holder Ballot (collectively, the “Solicitation Package”) were sent to you as Nominee for the Beneficial Holders. If you believe you have received this Master Ballot in error, or if you believe you received the wrong Master Ballot, please contact the Voting Agent immediately at the email address or telephone number set forth above.

THIS MASTER BALLOT MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT BEFORE 5:00 P.M. EASTERN TIME (3:00 P.M. MOUNTAIN TIME), ON [●] (THE “VOTING DEADLINE”).

IF THE VOTING AGENT DOES NOT RECEIVE YOUR MASTER BALLOT BEFORE THE VOTING DEADLINE, AND UNLESS THE DEBTORS DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT, YOUR BENEFICIAL HOLDERS’ VOTES WILL NOT BE COUNTED.

Item 1. Certification of Authority to Vote.

The undersigned certifies that, as of the Voting Record Date, the undersigned (please check the applicable box):

☐	is a Nominee for Beneficial Holder(s) on account of the Class 4 Notes Claims listed in Item 2 below;

☐	is acting under a power of attorney and/or agency (a copy of which must be provided upon request) granted by the Beneficial Holder(s) or a Nominee that is the registered Holder of the Class 4 Notes Claims listed in Item 2 below; or

☐	has been granted a proxy from (a) a Nominee; or (b) the Beneficial Holder that is the registered Holder of the Class 4 Notes Claim listed in Item 2 below.

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

Accordingly, the undersigned certifies that it has full power and authority to vote to accept or reject the Prepackaged Plan on behalf of such Beneficial Holder(s) on account of such Class 4 Notes Claim.

Item 2. Vote of Class 4 Notes Claims.

The undersigned transmits the following vote(s) of the Beneficial Holder(s) in respect of their Class 4 Notes Claim(s) as set forth on Exhibit A hereto or otherwise noted herein, and certifies that the following Beneficial Holders, as identified by their respective customer account numbers set forth below, are a Beneficial Holder of the Notes as set forth on Exhibit A hereto as of the Voting Record Date and have delivered to the undersigned, as Nominee, properly executed Beneficial Holder Ballots or other customary means of casting such votes:4

Vote on the Prepackaged Plan of Reorganization from Items 1 and 2 of Class 4 Beneficial Holder Ballot
Your Customer Account Number for Each Beneficial Holder of Class 4 Notes Claims that Voted	Aggregate Principal Amount Voted to Accept the Prepackaged Plan (indicate in $)	Aggregate Principal Amount Voted to Reject the Prepackaged Plan (indicate in $)	Indicate “Y” if Opt-Out from Item 3 of the Beneficial Holder Ballot Checked
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
TOTAL

Please be certain to check only one box on Exhibit A attached hereto to indicate the CUSIP and/or ISIN to which this Master Ballot pertains. If you check more than one CUSIP and/or ISIN, you risk having all votes conveyed through this Master Ballot deemed invalid.

IF YOU ARE ACTING AS A VOTING NOMINEE FOR MORE THAN TEN BENEFICIAL HOLDERS, PLEASE ATTACH ADDITIONAL SHEETS, AS NECESSARY.

[4]	Indicate in the appropriate column the aggregate principal amount in dollars ($) voted for each account, or attach such information to this Master Ballot in the form of the following table. Please note each Beneficial Holder must vote all of each such Beneficial Holder’s Class 4 Notes Claims to accept or to reject the Prepackaged Plan, and may not split such vote. Any Beneficial Holder Ballot executed by the Beneficial Holder that does not indicate an acceptance or rejection of the Prepackaged Plan, or which indicates both an acceptance and a rejection of the Prepackaged Plan, shall not be counted.

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

Item 3. Releases.

Article VIII.C of the Prepackaged Plan provides for a release by the Debtors (the “Debtor Release”):

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, or that any holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the Merger Agreement, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the TSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Merger Agreement, the TSA and related prepetition transactions, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Merger Agreement, the TSA, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution, or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, including the Merger Agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Merger Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

Important information regarding the Third-Party Release.

The Prepackaged Plan contains a series of releases that are part of the overall restructuring set forth in the Prepackaged Plan and described in greater detail in the Registration Statement Documents. In that respect, parties should be aware that, if the Prepackaged Plan is confirmed and the Effective Date occurs, certain parties will be getting releases and certain parties will be giving releases as set forth in Article VIII of the Prepackaged Plan. For your convenience, excerpts of the release provisions from the Prepackaged Plan are set forth below, however, you should carefully read the enclosed Registration Statement Documents and the Prepackaged Plan with respect to the releases.

If you do not consent to the releases contained in the Prepackaged Plan and the related Injunction, you may elect not to grant such releases but only if you affirmatively elect to “opt out” of being a Releasing Party by completing the “opt out” form below and timely returning this Ballot in advance of the Voting Deadline. AS A “RELEASING PARTY” UNDER THE PREPACKAGED PLAN, YOU ARE DEEMED TO PROVIDE THE RELEASES CONTAINED IN ARTICLE VIII.D OF THE PREPACKAGED PLAN, AS SET FORTH ABOVE. YOU MAY ELECT NOT TO GRANT THE RELEASE CONTAINED IN ARTICLE VIII.D OF THE PREPACKAGED PLAN ONLY IF YOU CHECK THE BOX BELOW AND SUBMIT THE BALLOT BY THE VOTING DEADLINE. IN ALL OTHER CASES, YOU WILL BE DEEMED TO CONSENT TO THE RELEASES SET FORTH IN ARTICLE VIII.D OF THE PREPACKAGED PLAN. THE ELECTION TO WITHHOLD CONSENT TO GRANT SUCH RELEASE IS AT YOUR OPTION. BY OPTING OUT OF THE RELEASES SET FORTH IN ARTICLE VIII.D OF THE PREPACKAGED PLAN, YOU WILL FOREGO THE BENEFIT OF OBTAINING THE RELEASES SET FORTH IN ARTICLE VIII OF THE PREPACKAGED PLAN IF YOU ARE A RELEASED PARTY IN CONNECTION THEREWITH.

Article VIII.D of the Prepackaged Plan provides for the Third-Party Release:

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, or because of the foregoing entities, is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the purchase, sale, or rescission of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the TSA, the formulation, preparation, dissemination, negotiation, entry into or filing of, as applicable, the TSA and related prepetition transactions, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the TSA, the Merger Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, including the Merger Agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Merger Agreement, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan.

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

IMPORTANT INFORMATION REGARDING THE THIRD-PARTY RELEASE:

under the Prepackaged Plan, “Released Party” means, collectively, and solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors; (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity’s current and former Affiliates; and (d) with respect to each of the foregoing parties in clauses (i)(a) through (i)(c), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; and (ii) (a) [RESERVED]; (b) each Consenting Noteholder; (c) [RESERVED]; (d) each Trustee; (e) the Consenting Shareholders; (f) BCEI; (g) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(f), each of such Entity’s current and former Affiliates; and (h) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(g), each of such party’s current and former directors, managers, officers, principals, members, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, investment committee members, special committee members, affiliated investment funds or investment vehicles, managed accounts or funds, participants, management companies, fund advisors or managers, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals or advisors; provided that for purposes of this definition, in no event shall “Affiliate” include any entity that is not directly or indirectly, controlled by, or under common control with, the party of which such entity is an affiliate; provided, further, that any Holder of a Claim or Interest that opts out of, or objects to, the releases contained in the Plan shall not be a “Released Party”. UNDER THE PREPACKAGED PLAN, “Releasing Party” means each of the following, solely in its capacity as such: (a) each Holder of a RBL Claim; (b) each Consenting Noteholder; (c) the RBL Agent; (d) each Trustee; (e) each Consenting Shareholder; (f) all Holders of Claims or Interests who vote to accept or are deemed to accept the Plan; (g) all Holders of Claims or Interests who are eligible to vote, but abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (h) all Holders of Claims or Interests who vote to reject or are deemed to reject the Plan and who do not opt out of the releases provided by the Plan; (i) with respect to the foregoing clauses (a) through (h), each such Entity and its current and former Affiliates; and (j) with respect to the foregoing clauses (a) through (i), each such party’s current and former directors, managers, officers, principals, members, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, investment committee members, special committee members, affiliated investment funds or investment vehicles, managed accounts or funds, participants, management companies, fund advisors or managers, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals or advisors; provided, that any Holder of a Claim or Interest that validly opts out of, or objects to, the releases contained in the Plan shall not be a “Releasing Party”.

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

Article VIII.E of the Prepackaged Plan provides for an exculpation of certain parties (the “Exculpation”):

Effective as of the Effective Date, without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Merger Agreement, the TSA and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Merger Agreement, the TSA, the Definitive Documents, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance, distribution or conversion of securities pursuant to the Merger Agreement, the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

The Exculpated Parties and other parties set forth above have, and upon confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

IMPORTANT INFORMATION REGARDING THE EXCULPATION:

UNDER THE PREPACKAGED PLAN, “Exculpated Parties” means, collectively, each of the following, solely in its capacity as such: (i)(a) the Debtors; (b) the Reorganized Debtors; (c) with respect to each of the foregoing parties in clauses (i)(a) and (i)(b), each of such Entity’s current and former Affiliates; and (d) with respect to each of the foregoing parties in clauses (i)(a) through (i)(c), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals; and (ii)(a) RESERVED; (b) the Consenting Noteholders; (c) [RESERVED]; (d) each Trustee, (e) the Consenting Shareholders; (f) BCEI; (g) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(f), each of such Entity’s current and former Affiliates; and (h) with respect to each of the foregoing parties in clauses (ii)(a) through (ii)(g), each of such party’s current and former directors, managers, officers, principals, members, managed accounts or funds, fund advisors, employees, equity Holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, investment advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

Article VIII.F of the Prepackaged Plan establishes an injunction (the “Injunction”):

Effective as of the Effective Date, pursuant to section 524(a) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

[Remainder of page intentionally left blank]

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

Class 4 - Notes Claims Master Ballot

Item 4. Certification as to Transcription of Information from Item 4 of the Beneficial Holder Ballots as to Class 4 Notes Claims Voted Through Other Ballots. The undersigned certifies that it has transcribed in the following table the information, if any, that the Beneficial Holders have provided in Item 4 of the Beneficial Holder Ballot, identifying any Class 4 Notes Claims for which such Beneficial Holders have submitted other Ballots (other than to the undersigned):

Your Customer Account Number for	TRANSCRIBE FROM ITEM 4 OF THE BENEFICIAL HOLDER BALLOTS:
Each Beneficial Holder That Completed Item 4 of the Beneficial Holder Ballot	CUSIP of Class 4 Notes Claims Voted through Other Nominee	Beneficial Holder’s Customer Account Number at Other Nominee	Name of Other Nominee	Principal Amount of Class 4 Notes Voted Through Other Nominee (indicate in $)
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Item 5. Certifications.

By signing this Master Ballot, the undersigned certifies that:

1.	(i) it has received a copy of the Registration Statement Documents, the Prepackaged Plan, the Beneficial Holder Ballot, and the Solicitation Package, and acknowledges that the solicitation, including the election with respect to the Third-Party Release, is being made pursuant to the terms and conditions set forth therein, and has delivered the same to the Beneficial Holders holding Class 4 Notes Claims through the undersigned; (ii) it has received a completed and signed Beneficial Holder Ballot (or other customary means of transmitting a vote) from each such Beneficial Holder; (iii) it is the registered Holder of the securities being voted, or is the agent thereof; and (iv) it has been authorized by each such Beneficial Holder to vote on the Prepackaged Plan and to make applicable elections;

2.	it has properly disclosed: (i) the number of Beneficial Holders holding Class 4 Notes Claims through the undersigned; (ii) the respective amounts of Class 4 Notes Claims owned by each Beneficial Holder; (iii) each such Beneficial Holder’s respective vote concerning the Prepackaged Plan; and (iv) the customer account or other identification number for each such Beneficial Holder;

3.	if it is a Beneficial Holder and uses this Master Ballot to vote the undersigned’s Class 4 Notes Claims, it confirms and attests to each of the certifications in Item 5 of the applicable Beneficial Holder Ballot;

10

Class 4 - Notes Claims Master Ballot

4.	each such Beneficial Holder has certified to it, or an intermediary Nominee, as applicable, that the Beneficial Holder is eligible to vote on the Prepackaged Plan; and

5.	it will maintain the Beneficial Holder Ballots and evidence of separate transactions returned by the Beneficial Holders (whether properly completed or defective) for at least one year after the Voting Deadline, and disclose all such information to the Bankruptcy Court or the Debtors, as the case may be, if so ordered.

[Remainder of page intentionally left blank]

11

Class 4 - Notes Claims Master Ballot

Item 6. Holder Information and Signature.

BALLOT COMPLETION INFORMATION — COMPLETE THIS SECTION
Nominee Name:
Participant Number:
Name of Agent for Nominee:
Signature:

Signatory Name (if other than Nominee):
Title:
Address:
Email Address:
Telephone:
Date Completed:

[The CUSIP and/or ISIN information is included on Exhibit A hereto.]

12

Class 4 - Notes Claims Master Ballot

PLEASE COMPLETE, SIGN, AND DATE THIS MASTER BALLOT AND RETURN IT PROMPTLY!

THIS MASTER BALLOT MUST BE COMPLETED, EXECUTED, AND RETURNED BY ONE OF THE FOLLOWING RETURN METHODS SO THAT IT IS ACTUALLY RECEIVED BY THE VOTING AGENT PRIOR TO THE VOTING DEADLINE:

(I)	VIA FIRST CLASS MAIL, OVERNIGHT COURIER, OR HAND DELIVERY TO THE ADDRESS SET FORTH BELOW

HighPoint Resources

c/o Epiq Corporate Restructuring, LLC

10300 SW Allen Boulevard, Beaverton, OR 97005

OR

(II) VIA EMAIL (ATTACHING A SCANNED PDF OF THE FULLY EXECUTED MASTER BALLOT) TO TABULATION@EPIQGLOBAL.COM AND REFERENCING “HIGHPOINT MASTER BALLOT”.

PLEASE CHOOSE ONLY ONE METHOD TO RETURN THIS MASTER BALLOT. IF YOU WOULD LIKE TO COORDINATE HAND DELIVERY OF YOUR MASTER BALLOT, PLEASE SEND AN EMAIL TO TABULATION@EPIQGLOBAL.COM AT LEAST 24 HOURS BEFORE YOUR ARRIVAL AT THE ADDRESS ABOVE AND PROVIDE THE ANTICIPATED DATE AND TIME OF YOUR DELIVERY OF THIS MASTER BALLOT MUST BE RECEIVED BEFORE THE VOTING DEADLINE.

EMAIL: TABULATION@EPIQGLOBAL.COM

13

Class 4 - Notes Claims Master Ballot

MASTER BALLOT INSTRUCTIONS

1.	To have the votes of your Beneficial Holders count, you should deliver the Beneficial Holder Ballots and the Solicitation Package to each Beneficial Holder with clear instructions on when to return such Beneficial Holder Ballots to you to allow you to complete and return this Master Ballot so that the Voting Agent actually receives it prior to the Voting Deadline. Your Beneficial Holders’ votes will not be counted until you properly complete and timely deliver a corresponding Master Ballot to the Voting Agent.

2.	If it is your standard and accepted practice to collect votes from Beneficial Holders via voter information form, e-mail, telephone or other customary means, you are authorized to follow such customary practices to collect votes on the Prepackaged Plan from the Beneficial Holders in lieu of a Beneficial Holder Ballot.

3.	The Prepackaged Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by (i) the Holders of two-thirds of the aggregate principal amount and more than one-half in number of the Claims and (ii) the Holders of two-thirds of the aggregate Interests voted in each Class that votes on the Prepackaged Plan and if the Prepackaged Plan otherwise satisfies the requirements of section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Prepackaged Plan if it finds that the Prepackaged Plan (a) provides fair and equitable treatment to, and does not discriminate unfairly against, the Class or Classes rejecting it and (b) otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

4.	With regard to any Beneficial Holder Ballots returned to you, to have the vote of your Beneficial Holders count, you must: (a) retain such Beneficial Holder Ballots in your files and transfer the requested information from each such Beneficial Holder Ballot onto this Master Ballot; (b) sign, date and otherwise execute this Master Ballot; and (c) deliver this Master Ballot to the Voting Agent prior to the Voting Deadline in accordance with the instructions on this Master Ballot.

5.	If this Master Ballot is received after the Voting Deadline, it will not be counted, unless the Debtors determine otherwise or as permitted by the Bankruptcy Court. The method of delivery of this Master Ballot to the Voting Agent is at your election and risk.

6.	If you deliver multiple Master Ballots to the Voting Agent with respect to the same accounts, as applicable, the last properly executed Master Ballot timely received will supersede and revoke any earlier received Master Ballot.

7.	Please keep any records of the Beneficial Holder Ballots received from Beneficial Holders for at least one year after the Voting Deadline (or such other date as is set by subsequent Bankruptcy Court order). You may be ordered to produce the Beneficial Holder Ballots to the Debtors or the Bankruptcy Court.

8.	If you are both the Nominee and Beneficial Holder (i.e., you hold your Notes through one of the securities clearinghouses in your own name), and you wish to vote such Class 4 Notes Claims for which you are a Beneficial Holder, please return a Master Ballot for such Class 4 Notes Claims.

9.	This Master Ballot is not a letter of transmittal for the Exchange Offers and may not be used for any purpose other than to vote to accept or reject the Prepackaged Plan. Accordingly, at this time, creditors and shareholders should not surrender certificates or instruments representing or evidencing their Claims or Interests, and neither the Debtors nor the Voting Agent will accept delivery of any such certificates or instruments surrendered together with this Master Ballot.

10.	This Master Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or an assertion or admission of a Claim.

11.	Please be sure to sign and date this Master Ballot. If you are signing this Master Ballot in your capacity as a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation, or otherwise acting in a fiduciary or representative capacity, you should indicate such capacity when signing and, if requested by the Voting Agent or the Debtors, must submit proper evidence of such capacity to the requesting party. In addition, please provide your name and mailing address if it is different from that set forth on the attached mailing label or if no such mailing label is attached to this Master Ballot.

12.	The following Master Ballots, as applicable, shall not be counted in determining the acceptance or rejection of the Prepackaged Plan: (a) Master Ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim; (b) Master Ballot not actually received by the Voting Agent before the Voting Deadline, unless the Debtors determine otherwise or as permitted by the Bankruptcy Court; (c) any unsigned Master Ballot; (d) any individual vote that partially rejects and partially accepts the Prepackaged Plan; (e) any individual vote not marked to either accept or reject the Prepackaged Plan, or marked to both accept and reject the Prepackaged Plan; and (f) any Master Ballot superseded by a later, timely submitted valid Master Ballot.

14

Class 4 - Notes Claims Master Ballot

PLEASE DELIVER YOUR MASTER BALLOT PROMPTLY!

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR

THE PROCEDURE FOR VOTING ON THE PREPACKAGED PLAN, OR IF YOU HAVE RECEIVED A DAMAGED MASTER BALLOT OR HAVE LOST YOUR MASTER BALLOT, OR IF YOU NEED ADDITIONAL COPIES OF THE BENEFICIAL HOLDER BALLOTS AND/OR MASTER BALLOT, REGISTRATION STATEMENT DOCUMENTS,
PREPACKAGED PLAN, OR OTHER RELATED MATERIALS,

PLEASE CONTACT THE VOTING AGENT BY EMAILING TABULATION@EPIQGLOBAL.COM AND REFERENCE “HIGHPOINT MASTER BALLOT” IN THE SUBJECT LINE OR BY CALLING (646) 282-2500 AND ASK TO SPEAK WITH A MEMBER OF THE SOLICITATION TEAM.

PLEASE BE ADVISED THAT THE VOTING AGENT IS NOT AUTHORIZED TO PROVIDE, AND WILL NOT PROVIDE, LEGAL ADVICE

[Remainder of Page Intentionally Left Blank]

15

Class 4 - Notes Claims Master Ballot

Exhibit A

Please be certain to check only one box below to indicate the CUSIP and/or ISIN to which this Master Ballot pertains. If you hold or are a Nominee for Beneficial Holders of 7% Notes and 8.75% Notes, you must submit a Master Ballot for each series of notes separately. If you check more than one CUSIP and/or ISIN, you risk having all votes conveyed through this Master Ballot deemed invalid.

Class 4—Notes Claims
☐	7% Notes	CUSIP – 06846NAD6 ISIN – US06846NAD66
☐	8.75% Notes	CUSIP – 06846NAF1 ISIN – US06846NAF15

16